INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (Nos. 33-74748 and 33-80500) of Uniroyal Technology Corporation on Form S-3 and the Registration Statements (Nos. 33-73944, 33-74746, 33-92256, 33-97250 and
333-18857) of Uniroyal Technology Corporation on Form S-8, of our reports dated December 12, 1997, appearing in the Annual Report on Form 10-K of Uniroyal Technology Corporation for the year ended September 28, 1997.




/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Tampa, Florida
December 19, 1997